UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

ConnectM Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Final Tranche Closing under Securities Purchase Agreement

As previously reported, on August 31, 2026, ConnectM Technology Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended by Amendment No. 1 thereto, dated September 28, 2026, the “Purchase Agreement”) with Ascent Partners Fund LLC, a Delaware limited liability company (the “Purchaser”). The Company’s entry into the Purchase Agreement was previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2026, and Amendment No. 1 and the related transactions were previously reported on the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2026 (together, the “Prior 8-Ks”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement.

On October 13, 2026, the Company and the Purchaser consummated the final closing under the Purchase Agreement (the “Final Closing”). No amendment to the Purchase Agreement or any other Transaction Document was entered into in connection with the Final Closing.

Senior Secured Convertible Promissory Note (Two-B)

At the Final Closing, the Company issued to the Purchaser a Senior Secured Convertible Promissory Note (Two-B) in the original principal amount of $1,388,888.89 (“Note Two-B”), with a purchase price of $1,250,000.00 (reflecting an original issue discount of $138,888.89). Note Two-B was issued substantially in the form of Note Two attached as Exhibit A-2 to the Purchase Agreement, as amended, and has terms substantially similar to the Senior Secured Convertible Promissory Note (Two-A) issued by the Company to the Purchaser on September 28, 2026, and described in the Prior 8-Ks.

Note Two-B bears interest at a rate of 10% per annum (of which one year’s interest is guaranteed) and matures on October 13, 2027, subject to automatic acceleration to the 30th day following the Lock-Up Termination Date (as defined therein). Prior to the Listing Event (as defined in Note Two-B), Note Two-B is convertible into shares of Common Stock at the option of the Holder at a conversion price equal to the lower of (i) $4.5885 or (ii) during the continuation of a Default or Event of Default, 95% of the lowest VWAP during the five consecutive trading days immediately preceding the conversion date, subject to a 9.99% beneficial ownership limitation. Following the date of the Listing Event, the Holder shall not be permitted to convert Note Two-B into shares of Common Stock of the Company (as further set forth in Note Two-B).

Commencing on the earlier of (i) the Listing Event or (ii) the date on which the Blue Cloud Shares (as defined in Note Two-B) are freely tradeable without restriction (no later than February 28, 2027), the Company is required to make monthly amortization payments of principal. The Company may, subject to satisfaction of the Equity Payment Conditions (as defined in Note Two-B), make amortization and interest payments in shares of Common Stock at the Amortization Price.

Following the Final Closing, the Purchaser has purchased all of the Securities to be purchased under the Purchase Agreement, and the Company has issued notes in an aggregate original principal amount of approximately $5,000,000.

The foregoing summary of Note Two-B does not purport to be complete and is qualified in its entirety by reference to Note Two-B, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding Note Two-B is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of Note Two-B  is incorporated herein by reference. The securities were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 31, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 4, 2026).
10.2	Amendment No. 1 to the Securities Purchase Agreement, dated September 28, 2026 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 2, 2026).
10.3	Security Agreement, dated August 31, 2026 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 4, 2026).
10.4	Senior Secured Convertible Promissory Note (Two-B), dated October 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2026

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer